EXHIBIT 99.1

Upexi Announces Closing of $50 Million Private Placement Equity Offering

TAMPA, Fla., July 15, 2025 (GLOBE NEWSWIRE) --Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products with diversification into the cryptocurrency space, today announced the closing of a private placement equity offering of 12,457,186 shares of common stock (the “Equity Offering”) with certain accredited investors, qualified purchasers and institutional investors, as well as Allan Marshall, the Company’s Chief Executive Officer and Gene Salkind, Director, for the purchase and sale of 12,457,186 shares of common stock and at a price of $4.00 per share (and at a price of $4.94 per share for management and board participation) for aggregate gross proceeds of approximately $50 million, before deducting placement agent fees and other offering expenses.

The Company anticipates the previously disclosed closing of the $150 million convertible notes in exchange for Solana to be on or about July 16, 2025 (“Note Offering”).

The Company intends to use the proceeds from the Equity Offering to cover placement agent fees and offering related expenses, support general working capital needs, and allocate the balance of the net proceeds to advance the Company’s Solana treasury strategy.

A.G.P./Alliance Global Partners acted as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities was made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the expected closing of the previously announced $150 Million convertible note offering and the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (216) 347-0473

Media Contact

Gasthalter & Co.

Upexi@gasthalter.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254

2